FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           LAIDLAW GLOBAL CORPORATION
             (Exact Name of Registrant as specified in its charter)



                Delaware                                  84-1148210
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



      100 Park Avenue, New York, NY                         10017
(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class                  Name of each exchange on which
      to be so registered                  each class is to be registered
      -------------------                  ------------------------------
             None                                  Not Applicable

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates:

                           Registration No. 33-37203-D

        Securities to be registered pursuant to section 12(g) of the Act:

                   Common Stock, par value $0.00001 per share
                                (Title of Class)

                     Class A Common Stock Purchase Warrants
                                (Title of Class)

                     Class B Common Stock Purchase Warrants
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     The description of the common stock, $0.00001 par value (the "Common Stock"), Class A Common Stock Puchase Warrants (the "Class A Warrants") and Class B Common Stock Purchase Warrants (the "Class B Warrants") of Laidlaw Global Corporation, formerly known as Fi-Tek V, Inc. (the "Company"), to be registered hereunder is contained under the caption "Description of Securities" on pages 27-30 in the Prospectus constituting a part of Amendment No. 4 to the Registration Statement on Form S-18 (File No. 33-37203-D) filed by the Company with the Securities and Exchange Commission on June 3, 1991 (the "Registration Statement"), which description is hereby incorporated herein by reference.

     On June 16, 1998, the Company extended the expiration date of the outstanding Class A and B Warrants to July 10, 2000. Furthermore, the number and exercise price of the Class A and B Warrants have been adjusted in accordance with a 1-for-32.4778 reverse stock split and a subsequent 3-for-2 forward stock split caused by the Company on May 27, 1999 and September 23, 1999 respectively. Currently, there are 398,696 Class A Warrants issued and outstanding with an exercise price of $2.60 per share of common stock and 398,696 Class B Warrants issued and outstanding with an exercise price of $4.33 per share of common stock.


Item 2.  Exhibits

     1.   Certificate of Incorporation*

     2.   Amended Certificate of Incorporation

     3.   Bylaws**

     4.   Specimen of Common Stock

     5.   Specimen of Class A Warrant

     6.   Specimen of Class B Warrant

     7. Amended and Restated Plan and Agreement of Reorganization dated May 27, 1999 defining the rights of the holders of each class of the securities being registered herewith***

     8.   Annual, Quarterly and Current reports****:

                  Report                        Date:
                  ------                        -----

                  Form 10-KSB                   December 15, 1998

                  Form 10-QSB                   January 12, 1999
                  Form 10-QSB                   April 13, 1999
                  Form 10-QSB                   July 20, 1999
                  Form 10-QSB                   August 20, 1999

                  Form 8-K                      June 4, 1999
                  Form 8-K                      June 23, 1999
                  Form 8-K                      July 14, 1999
                  Form 8-K                      August 20, 1999
                  Form 8-K                      September 14, 1999

-----------------
*Such document is hereby incorporated herein by reference to Exhibit 3.1 of the Registration Statement.

**Such document is hereby incorporated herein by reference to Exhibit 3.2 of the Registration Statement.

***Such document is hereby incorporated herein by reference to Exhibit 2.1 of the Company's report on Form 8-K for events which occurred on June 8, 1999.

****Such documents previously filed by the Company, and any amendments thereto, are hereby incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          LAIDLAW GLOBAL CORPORATION

October 15, 1999                          By:  /s/ Roger Bendelac.

                                              ----------------------------------
                                                Roger Bendelac,
                                                Executive Vice President